UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2020, PeerStream, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with SecureCo, LLC (“Buyer”), whereby the Company agreed to sell substantially all of the assets (the “Assets”) related to its secure communications business, which includes communication solutions and operations capabilities with respect to the development and commercialization of secure messaging and data applications, software and middleware for enterprise and government client targets, to Buyer for approximately $540,000 in cash, which is comprised of a base purchase price of $500,000 plus the reimbursement or waiver of certain severance expenses payable by the Company to certain former executive officers. In addition, the Company shall be entitled to receive a transition service fee of five percent (5%) of all revenue received by Buyer or its Affiliates pursuant to certain unassignable contracts.

The closing of the sale of the Assets is subject to the fulfillment of certain conditions by the Company and Buyer, including, among other things, a condition that Buyer shall have received financing that is sufficient to fund the purchase price. The Agreement may be terminated (i) by the mutual written consent of the Company and Buyer, (ii) in the event of certain uncured material breaches of the Agreement, by the non-breaching party, or (iii) by either the Company or the Buyer if the conditions to closing have not been fulfilled by April 15, 2020, provided that such date may be extended to May 31, 2020 conditioned upon a $2,000 per business day increase in the purchase price payable by the Buyer for every day past April 15, 2020.

Pursuant to the Agreement, the Company granted to Buyer a non-exclusive license to certain of its software. Under the Agreement, both parties have agreed to indemnify the other party against certain losses, including losses for breaches of representations and warranties and the failure to observe and perform covenants, subject to certain limitations. The Agreement also contains customary provisions concerning non-competition, non-solicitation, non-disparagement and confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERSTREAM, INC.

Date: February 26, 2020	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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